GAM FUNDS, INC.
                             ARTICLES SUPPLEMENTARY



         GAM Funds, Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the corporation is hereby amended by striking out Article FIFTH (1) of the Articles of Incorporation, which reads as follows:

               FIFTH: (1) The total number of shares of stock which the corporation has authority to issue is One Billion Five Hundred Fifty Million (1,550,000,000), all of which are of a par value of One Thousandth of a Dollar ($.001) each, and of which Five Hundred Forty-Five Million (545,000,000) are designated GAM International Fund Common Stock, Two Hundred Five Million (205,000,000) are designated GAM Global Fund Common Stock, One Hundred Fifty-Five Million (155,000,000) are designated GAM Pacific Basin Fund Common Stock, One Hundred Fifty-Five Million (155,000,000) are designated GAM Europe Fund Common Stock, One Hundred Forty-Five Million (145,000,000) are designated GAM North America Fund Common Stock, One Hundred Thirty-Seven Million Five Hundred Thousand (137,500,000) are designated GAM Japan Capital Fund Common Stock, Ninety-Five Million (95,000,000) are designated GAMerica Capital Fund Common Stock, Seventy-Two Million Five Hundred Thousand (72,500,000) are designated GAM Asian Capital Fund Common Stock, and Forty Million (40,000,000) are designated GAM Developing Markets Common Stock.


and inserting in lieu thereof the following:


               FIFTH: (1) The total number of shares of stock which the corporation has authority to issue is One Billion Five Hundred Fifty Million (1,550,000,000), all of which are of a par value of One Thousandth of a Dollar

               ($.001)  each,  and  of  which  Six  Hundred  Seventeen
               Million Five Hundred Thousand (617,500,000) are designated GAM International Fund Common Stock, Two Hundred Five Million (205,000,000) are designated GAM Global Fund Common Stock, One Hundred Fifty-Five Million (155,000,000) are designated GAM Pacific Basin Fund Common Stock, One Hundred Fifty-Five Million (155,000,000) are designated GAM Europe Fund Common Stock, One Hundred Forty-Five Million (145,000,000) are designated GAM North America Fund Common Stock, One Hundred Thirty-Seven Million Five Hundred Thousand (137,500,000) are designated GAM Japan Capital Fund Common Stock, Ninety-Five Million (95,000,000) are designated GAMerica Capital Fund Common Stock, Zero (0) are designated GAM Asian Capital Fund Common Stock, and Forty Million (40,000,000) are designated GAM Emerging Markets Capital Fund Common Stock.


         SECOND: The amendment to the charter of the corporation set forth above has been duly authorized by the Board of Directors at a meeting held on April 28, 1999. This amendment has not altered in any way the rights and preferences (as described in Section 2-607(b)(2)(i) of the Maryland General Corporation Law) of the existing series of stock.

         THIRD: The Corporation had previously authorized 1,550,000,000 shares of the par value of $.001 per share of the Common Stock of the Corporation previously classified and allocated in the Articles of Incorporation of the Corporation and subsequent Articles Supplementary thereto as follows:

                                                        Number of Shares of
                                                        Common Stock Previously
              Name of Series                           Classified and Allocated
              --------------                           ------------------------

       GAM International Fund - Class A                    260,000,000 shares
       GAM International Fund - Class B                    160,000,000 shares
       GAM International Fund - Class C                     75,000,000 shares
       GAM International Fund - Class D                     50,000,000 shares

       GAM Global Fund - Class A                            85,000,000 shares
       GAM Global Fund - Class B                            75,000,000 shares
       GAM Global Fund - Class C                            20,000,000 shares
       GAM Global Fund - Class D                            25,000,000 shares

       GAM Pacific Basin Fund - Class A                     60,000,000 shares
       GAM Pacific Basin Fund - Class B                     50,000,000 shares
       GAM Pacific Basin Fund - Class C                     20,000,000 shares
       GAM Pacific Basin Fund - Class D                     25,000,000 shares

       GAM Europe Fund - Class A                            60,000,000 shares
       GAM Europe Fund - Class B                            50,000,000 shares
       GAM Europe Fund - Class C                            20,000,000 shares
       GAM Europe Fund - Class D                            25,000,000 shares

       GAM North America Fund - Class A                     55,000,000 shares
       GAM North America Fund - Class B                     50,000,000 shares
       GAM North America Fund - Class C                     15,000,000 shares
       GAM North America Fund - Class D                     25,000,000 shares

       GAM Japan Capital Fund - Class A                     55,000,000 shares
       GAM Japan Capital Fund - Class B                     50,000,000 shares
       GAM Japan Capital Fund - Class C                     20,000,000 shares
       GAM Japan Capital Fund - Class D                     12,500,000 shares

       GAMerica Capital Fund - Class A                      30,000,000 shares
       GAMerica Capital Fund - Class B                      25,000,000 shares
       GAMerica Capital Fund - Class C                      15,000,000 shares
       GAMerica Capital Fund - Class D                      25,000,000 shares

       GAM Asian Capital Fund - Class A                     25,000,000 shares
       GAM Asian Capital Fund - Class B                     25,000,000 shares
       GAM Asian Capital Fund - Class C                     10,000,000 shares
       GAM Asian Capital Fund - Class D                     12,500,000 shares

       GAM Developing Markets Capital Fund - Class A        10,000,000 shares
       GAM Developing Markets Capital Fund - Class B        10,000,000 shares
       GAM Developing Markets Capital Fund - Class C        10,000,000 shares
       GAM Developing Markets Capital Fund - Class D        10,000,000 shares

         FOURTH: The Board of Directors of the Corporation at a meeting duly convened and held on April 28, 1999 adopted a resolution authorizing the reallocation of Seventy-Two Million Five Hundred Thousand (72,500,000) shares from GAM Asian Capital Fund " Class A, B, C, and D to GAM International Fund " Class C. Such resolution changed the designation and classification of the Common Stock as follows:


                                                        Number of Shares of
                                                        Common Stock Previously
              Name of Series                           Classified and Allocated
              --------------                           ------------------------

     GAM International Fund - Class A                     260,000,000 shares
     GAM International Fund - Class B                     160,000,000 shares
     GAM International Fund - Class C                     147,500,000 shares
     GAM International Fund - Class D                      50,000,000 shares

     GAM Global Fund - Class A                             85,000,000 shares
     GAM Global Fund - Class B                             75,000,000 shares
     GAM Global Fund - Class C                             20,000,000 shares
     GAM Global Fund - Class D                             25,000,000 shares

     GAM Pacific Basin Fund - Class A                      60,000,000 shares
     GAM Pacific Basin Fund - Class B                      50,000,000 shares
     GAM Pacific Basin Fund - Class C                      20,000,000 shares
     GAM Pacific Basin Fund - Class D                      25,000,000 shares

     GAM Europe Fund - Class A                             60,000,000 shares
     GAM Europe Fund - Class B                             50,000,000 shares
     GAM Europe Fund - Class C                             20,000,000 shares
     GAM Europe Fund - Class D                             25,000,000 shares

     GAM North America Fund - Class A                      55,000,000 shares
     GAM North America Fund - Class B                      50,000,000 shares
     GAM North America Fund - Class C                      15,000,000 shares
     GAM North America Fund - Class D                      25,000,000 shares

                                                        Number of Shares of
                                                        Common Stock Previously
              Name of Series                           Classified and Allocated
              --------------                           ------------------------

     GAM Japan Capital Fund - Class A                      55,000,000 shares
     GAM Japan Capital Fund - Class B                      50,000,000 shares
     GAM Japan Capital Fund - Class C                      20,000,000 shares
     GAM Japan Capital Fund - Class D                      12,500,000 shares

     GAMerica Capital Fund - Class A                       30,000,000 shares
     GAMerica Capital Fund - Class B                       25,000,000 shares
     GAMerica Capital Fund - Class C                       15,000,000 shares
     GAMerica Capital Fund - Class D                       25,000,000 shares

     GAM Developing Markets Capital Fund - Class A         10,000,000 shares
     GAM Developing Markets Capital Fund - Class B         10,000,000 shares
     GAM Developing Markets Capital Fund - Class C         10,000,000 shares
     GAM Developing Markets Capital Fund - Class D         10,000,000 shares


                 Pursuant to that resolution, all of the shares of Common Stock of the Corporation previously authorized, except as otherwise noted herein, have the same rights and privileges, so that all of the Class A, B, C and Class D Common Stock retain all of the same rights and privileges as they had before adoption of the resolution.

         FIFTH: The shares aforesaid have been duly reclassified by the Board of Directors pursuant to the authority and power contained in the Articles of Incorporation of the Corporation.

         SIXTH: These Articles of Amendment shall become effective on the date that they are accepted for record by the State of Maryland.

         IN WITNESS WHEREOF, GAM Funds, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of the Articles are true in all material respects and that this statement is made under the penalties of perjury.


                                             GAM FUNDS, INC.


                                             By:  /s/ Kevin J. Blanchfield
                                                  ------------------------------
                                                  Kevin J. Blanchfield
                                                  Vice President


ATTEST:

/s/ Teresa B. Riggin
-----------------------------
Teresa B. Riggin
Assistant Secretary